UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2018 (December 6, 2018)

LUMINEX CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-30109	74-2747608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12212 TECHNOLOGY BLVD., AUSTIN, TEXAS	78727
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (512) 219-8020

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2018, upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors (the “Board”) of Luminex Corporation, a Delaware corporation (the “Company"), expanded the size of the Board from eight to nine directors and, to fill the vacancy created thereby, elected Kenneth A. Samet to the Board as a Class II director, effective immediately. Mr. Samet’s term will expire, along with the terms of the other Class II directors, at the Company’s annual meeting of stockholders expected to be held in May, 2020. In addition, Mr. Samet has been appointed to the Audit and Nominating and Corporate Governance Committees of the Board, effective immediately. There are no arrangements or understandings between Mr. Samet and any other persons pursuant to which he was selected as a director. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has determined that Mr. Samet qualifies as an independent director within the meaning of the listing standards of The Nasdaq Global Select Market. Additionally, there are no transactions involving the Company and Mr. Samet that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

Mr. Samet, age 60, has served as Chief Executive Officer of MedStar Health, Inc., a non-profit healthcare delivery system, since 2008. He previously served as that organization’s President from 2003 and as Chief Operating Officer from 1998. From 1990 to 2000, Mr. Samet served as President of MedStar Washington Hospital Center. From the mid-1980s to 1990, he held a variety of leadership positions with the Medlantic Healthcare Group. Mr. Samet served as a director of Catalyst Health Solutions, Inc., a public company, from April 2006 to July 2012, and has served as a Director of Cogentix Medical, Inc., a public company, since July 2016, and as a Director of Evolent Health, Inc., a public company, since September 2015. Mr. Samet received a bachelor’s degree in business administration from the Old Dominion University and a master’s degree in health services administration from the University of Michigan.

Pursuant to the Company’s director compensation policy as currently in effect, Mr. Samet will receive an annual cash retainer of $50,000, which will be prorated for the current year, as well as a restricted stock award with a grant date fair market value equal to $42,842, which is the pro-rated amount of the annual restricted stock grant for directors of $97,000, reflecting 5.3 months until the Company’s next Annual Meeting. The restricted stock will vest on the date that is one year following the grant date. The Company and Mr. Samet also entered into the Company’s standard director and officer indemnification agreement, the form of which was filed with the Securities and Exchange Commission as Exhibit 10.1 to the Company’s Current Report on Form 8-K on September 16, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2018	LUMINEX CORPORATION

	By:	/s/ Harriss T. Currie
	Name:	Harriss T. Currie
	Title:	Chief Financial Officer, Senior Vice President of Finance